Exhibit 99.1

October 20, 2022

Re: 2022 Indiana Member Director and Michigan Member Director Election Results

Dear Member:

The Federal Home Loan Bank of Indianapolis (“FHLBank Indianapolis”) is pleased to announce the results of the 2022 Board of Directors election.

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Indiana – Elected Member Director – One Director
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In the 2022 Indiana member directorship election, the Indiana members elected one new director. The director shall serve a four-year term beginning on January 1, 2023 and ending on December 31, 2026.

Number of Indiana members eligible to vote	151
Number of Indiana members casting votes	96
Total eligible votes for each directorship	2,604,599

Member Director Elect	City, State	Votes Received
Jamie Shinabarger President/CEO Springs Valley Bank & Trust Company (FHFA ID 13738)	Jasper, Indiana	742,570
Ryan Warner* Chairman of the Board The Bippus State Bank (FHFA ID 12387)	Huntington, Indiana	925,360

*Elected

October 20, 2022

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Michigan – Elected Member Director – One Director
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In the 2022 Michigan member directorship election, the Michigan members re-elected one incumbent director. The director shall serve a four-year term beginning on January 1, 2023 and ending on December 31, 2026.

Number of Michigan members eligible to vote	197
Number of Michigan members casting votes	117
Total eligible votes for each directorship	2,054,919

Member Director Elect	City, State	Votes Received
Robert Fisher* President Lake-Osceola State Bank (FHFA ID 11663)	Baldwin, Michigan	663,461
Kenneth Kelly Chairman and CEO First Independence Bank (FHFA ID 16107)	Detroit, Michigan	117,638
Tom Kuslikis Vice President - Accounting and Finance University of Michigan Credit Union (FHFA ID 53044)	Ann Arbor, Michigan	569,606

*Elected

Thank you for participating in this year's election process. Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the FHLBank Indianapolis and all of the members it serves.

Sincerely,

/s/ Lyndsay H. Miller
Lyndsay H. Miller
Assistant General Counsel and Corporate Secretary